UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.   )

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Repro Med Systems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Repro Med Systems, Inc.

24 Carpenter Road

Chester, New York 10918

(845) 469-2042

Notice of Annual Meeting of Shareholders

To Be Held April 23, 2019

The 2019 Annual Meeting of Shareholders (the “Annual Meeting”) of Repro Med Systems, Inc. (the “Company”) will be held on April 23, 2019 at 9:00 a.m. Eastern Standard Time at the Company’s corporate offices located at 24 Carpenter Road, Chester, New York, 10918, to vote on the following matters:

1.	Election of directors
2.	Approval, on an advisory basis, of the compensation of the Company’s executive officers
3.	Ratification of the appointment of independent registered public accountants for the 2019 fiscal year
4.	Approval, on an advisory basis, of the frequency of future votes on executive compensation
5.	Approval to increase the maximum number of shares that may be awarded under the 2015 Stock Option Plan
6.	Transaction of any other business that may properly come before the meeting

All shareholders are invited to attend the Annual Meeting. Only those shareholders of record at the close of business on March 5, 2019 are entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof. A complete list of shareholders entitled to vote at the Annual Meeting will be available for inspection by any shareholder at the Annual Meeting and during normal business hours at the Company’s corporate headquarters during the 10-day period immediately prior to the date of the Annual Meeting.  Officers of the Company will be present at the Annual Meeting and available to respond to questions from shareholders.

Important Notice Regarding the Availability of Proxy Materials for the Meeting to be Held on April 23, 2019: This Proxy Statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 is available at http://www.cstproxy.com/rmsmedpro/2019.

We have mailed to our shareholders of record and beneficial owners a Notice of Internet Availability of Proxy Materials containing instructions on how to access the attached proxy statement and our 2018 Annual Report on Form 10-K via the Internet and how to vote online. The Notice of Internet Availability of Proxy Materials and the proxy statement also contain instructions on how you can receive a paper or electronic copy of the proxy materials. If you elect to receive a paper or electronic copy of our proxy materials, our 2018 Annual Report on Form 10-K will be sent to you along with the proxy statement.

The Notice of Internet Availability of Proxy Materials is being mailed, and the attached proxy statement is being made available, to our shareholders beginning on or about March 13, 2019.

YOUR VOTE IS IMPORTANT.  To vote your shares, you can (i) use the Internet, as described in the Notice of Internet Availability of Proxy Materials and on your proxy card; or (ii) complete, sign and date your proxy card and return your proxy card by mail.  Shareholders who attend the Annual Meeting may revoke their proxies and vote in person if they wish.

By order of the Board of Directors,

/s/ Karen Fisher

Chief Financial Officer, Treasurer and Corporate Secretary

Repro Med Systems, Inc.

24 Carpenter Road

Chester, New York 10918

(845) 469-2042

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Repro Med Systems, Inc. (the “Company” or “RMS” or “RMS Medical Products” and, as the context requires, “we”, “us” or “our”) to be used at the Company’s 2019 Annual Meeting of Shareholders to be held on April 23, 2019 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, and at any postponements or adjournments thereof.  All proxies will be voted in accordance with the shareholders’ instructions, and if no choice is specified, the proxies will be voted in favor of the matters specified in the accompanying Notice of Annual Meeting of Shareholders and each of the director nominees specified herein. Any proxy may be revoked by a shareholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to our Corporate Secretary by the close of business on April 22, 2019 or by voting in person at the Annual Meeting or by voting again by internet.

NOTICE OF ELECTRONIC AVAILABILITY OF PROXY MATERIALS

On or about March 13, 2019, we mailed to our shareholders of record and beneficial owners a Notice of Internet Availability of Proxy Statement (“Notice”) containing instructions on how to access this proxy statement and our 2018 Annual Report on Form 10-K via the Internet and how to vote online. This Proxy Statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 is available at http://www.cstproxy.com/rmsmedpro/2019. As a result, you will not receive a paper copy of the proxy materials unless you request one. All shareholders are able to access the proxy materials on the website referred to in the Notice and in this proxy statement and to request to receive a set of the proxy materials by mail or electronically, in either case, free of charge. If you would like to receive a paper or electronic copy of our proxy materials, you should follow the instructions for requesting such materials in this proxy statement.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the record date?

The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting is the close of business on March 5, 2019. The record date is established by the Board of Directors as required by New York law. On the record date, 38,204,594 shares of the Company’s common stock, par value $0.01 per share (“common shares” or “common stock”) were issued and outstanding.

Who is entitled to vote?

All record holders of common shares as of the close of business on March 5, 2019 are entitled to vote.  As of the record date, there were 38,204,594 shares of common stock issued and outstanding.

What are the voting rights of shareholders?

Each holder of common shares is entitled to one vote per common share on all matters to be acted upon at the Annual Meeting.  Neither the Company’s Restated Certificate of Incorporation, as amended (our “Certificate of Incorporation”), nor our Amended and Restated By-laws allow for cumulative voting rights.

What constitutes a quorum for the Annual Meeting?

A majority of the outstanding shares of common stock entitled to vote, represented at the meeting in person or by proxy, constitutes a quorum. Broker non-votes, votes withheld and abstentions will be counted for purposes of determining whether a quorum is present.

How do I vote my common shares?

RMS offers registered shareholders two ways to vote, other than by attending the Annual Meeting and voting in person:

•	By Internet, following the instructions on the Notice or the proxy card; or

•	By mail (if you received your proxy materials by mail), using the enclosed proxy card and return envelope.

How do I attend the Annual Meeting? What do I need to bring?

In order to be admitted to the Annual Meeting, you must bring documentation showing that you owned common shares as of March 5, 2019, the record date. Acceptable documentation includes (i) your Notice of Internet Availability of Proxy Materials, (ii) the admission ticket attached to your proxy card (if you received your proxy  materials  by  mail),  or any other proof of ownership (such as a brokerage or bank statement) reflecting your RMS holdings as of March 5, 2019. All attendees must also bring valid photo identification. Shareholders who do not bring this documentation will not be admitted to the Annual Meeting.

Can I vote my common shares in person at the Annual Meeting?

Yes. If you are a shareholder of record, you may vote your common shares at the Annual Meeting by completing a ballot at the meeting.  However, if your common shares are held in “street name,” you may vote your common shares in person only if you obtain a nominee-issued proxy from your broker or nominee giving you the right to vote the common shares. Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

What is the difference between a shareholder of record and a “street name” holder?

If your common shares are registered directly in your name with Continental Stock Transfer & Trust Company, the Company’s transfer agent, you are considered the shareholder of record with respect to those common shares. The Notice and proxy card have been sent directly to you by the Company.

If your common shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of these common shares, and your common shares are held in “street name.” The Notice and proxy card have been forwarded to you by your broker, bank or nominee who is considered, with respect to those common shares, the shareholder of record.

How do I vote shares that are held by my broker?

If you have shares held by a broker or other nominee, you may instruct your broker or other nominee to vote your shares by following instructions that your broker or nominee provides to you. Most brokers offer voting by mail and the Internet.

What if I do not specify how I want my common shares voted?

If you return a signed proxy card and do not specify on your proxy card (or when giving your proxy over the Internet) how you want to vote your common shares, your common shares will be voted FOR each of the directors nominated in Proposal 1, and FOR each of the proposals set forth in Proposals 2, 3, and 5 and FOR ONE YEAR for Proposal 4.

Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders. If that happens, the banks and brokers who are registered with the New York Stock Exchange (NYSE) may vote those shares only on matters deemed “routine” by the NYSE, such as the ratification of the appointment of the Company’s independent registered public accounting firm. On “non-routine” matters nominees cannot vote unless they receive voting instructions from beneficial owners, resulting in so called “broker non-votes.” The items being considered at the Annual Meeting, except for the ratification of the appointment of the Company’s independent registered public accounting firm, are considered “non-routine” matters.  Therefore, it is important that you provide voting instructions to your broker as to how you want your shares voted on the proposals being submitted at the Annual Meeting.

How do I find out the voting results?

Preliminary results are typically announced at the Annual Meeting. Final voting results will be reported on a Form 8-K filed with the Securities and Exchange Commission following the Annual Meeting.

What are my choices when voting?

Shareholders may vote “for,” “against” or abstain from voting with respect to each of Proposals 2, 3, and 5 described in the Notice and this Proxy Statement.  Shareholders may vote “for” or “against” all or some of the nominees, or vote “withhold” with respect to one or more of the nominees with respect to Proposal 1 (Election of Directors). Shareholders may vote for “ONE YEAR”, “TWO YEARS”, “THREE YEARS” or abstain from voting with respect to Proposal 4.

What are the recommendations of the Board of Directors on how I should vote my common shares?

The Board of Directors recommends that you vote your common shares FOR each of the director nominees in Proposal 1 and FOR each of Proposals 2, 3, and 5 and FOR ONE YEAR for Proposal 4 as set forth in the Notice and this Proxy Statement.

Can I change my vote?

Yes. You may revoke your proxy at any time by any of the following means:

•

Attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not by itself revoke a proxy. You must vote your common shares at the meeting to revoke your proxy. If your common shares are held in “street name,” you will need a nominee-issued proxy from your broker to vote your common shares at the meeting.

•	Completing and submitting a new valid proxy bearing a later date by Internet or mail.

•	Giving written notice of revocation to the Company addressed to Corporate Secretary, at the Company’s address above, which notice must be received before the close of business on April 22, 2019.

What percentage of the vote is required to elect the nominees to the Board of Directors?

To be elected as a director (Proposal 1), each director nominee must receive a plurality of the votes cast at the Annual Meeting by the shareholders entitled to vote in the election of directors. Should any director nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his or her stead, of any other person the Board of Directors may nominate or designate.  Each director nominee has expressed his intention to serve the entire term for which election is sought.  Broker non-votes and votes “withheld” will have no impact on the outcome of Proposal 1.

What percentage of the vote is required to approve the advisory vote regarding executive compensation?

The affirmative vote of a majority of the votes cast for or against at the Annual Meeting by the shareholders entitled to vote thereon is required to approve, by advisory vote, the Company’s executive compensation described in this proxy statement (Proposal 2).  This is a non-binding advisory vote.  Broker non-votes and abstentions will have no effect on the outcome of Proposal 2.

What percentage of the vote is required to ratify the appointment of independent registered accountants?

The affirmative vote of a majority of the votes cast in favor of or against such action at the Annual Meeting by the shareholders entitled to vote thereon is required to ratify the appointment of the independent registered accountants (Proposal 3). This is a non-binding advisory vote.  Broker non-votes and abstentions will have no impact on the outcome of Proposal 3.

What percentage of the vote is required to approve the advisory vote on frequency of future advisory votes on executive compensation?

There is no threshold vote that must be obtained for the advisory vote on frequency of future advisory votes on executive compensation (Proposal 4). The Company will consider the frequency that receives the highest number of votes by shareholders to be the frequency that is preferred by shareholders. Unless instructions to the contrary are specified, the proxy holders will vote the proxies received by them for ONE YEAR with respect to Proposal 4. Broker non-votes and abstentions will have no impact on the outcome of Proposal 4.

What percentage of the vote is required to amend the 2015 Stock Option Plan?

The affirmative vote of a majority of the votes cast for or against at the Annual Meeting by the shareholders entitled to vote thereon is required to approve the amendment to the 2015 Stock Option Plan (Proposal 5). Broker non-votes and abstentions will have no effect on the outcome of Proposal 5.

Is this proxy statement the only way that proxies are being solicited?

No. In addition to the solicitation of proxies by use of the mail, officers and employees of the Company may solicit the return of proxies by mail, telephone, facsimile or e-mail or through personal contact. These officers and employees will not receive additional compensation but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries, in connection with common shares registered in their names, will be requested to forward solicitation materials to the beneficial owners of common shares.

Are there any other matters to be acted upon at the Annual Meeting?

Management does not intend to present any business for a vote at the Annual Meeting other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the shareholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their discretion on such matters.

What does it mean to vote by proxy?

It means that you give someone else the right to vote your shares in accordance with your instructions. In this way, you ensure that your vote will be counted even if you are unable to attend the Annual Meeting. If you give your proxy but do not include specific instructions on how to vote, the individuals named as proxies will vote your shares “FOR” each of the director nominees and FOR Proposals 2, 3, and 57 and FOR ONE YEAR on Proposal 4.

What is “householding” and how does it affect me?

RMS has adopted “householding,” a procedure under which shareholders of record who have the same address and last name will receive a single Notice of Internet Availability of Proxy Materials or set of proxy materials, unless one or more of these shareholders notifies the Company that they wish to continue receiving individual copies. Shareholders who participate in householding will continue to receive separate proxy cards. This procedure can result in significant savings to the Company by reducing printing and postage costs.

If you participate in householding and wish to receive a separate Notice of Internet Availability of Proxy Materials or set of proxy materials, or if you wish to receive separate copies of future notices, special reports and proxy materials, please contact Continental Transfer & Trust Company at 1 State Street 30th floor, New York, NY 10004, phone (212) 509-4000. The transfer agent will deliver the requested documents to you promptly upon your request.

Any shareholders of record who share the same address and currently receive multiple copies of proxy materials who wish to receive only one copy of these materials per household in the future may contact Continental Transfer & Trust Company at the address or telephone number listed above. If you hold your shares through a broker, bank or other nominee, however, please contact your broker, bank, or other nominee to request information about householding.

Are there rights of dissent or appraisal for the proposals submitted at the Annual Meeting?

None of the matters to be acted on at the Annual Meeting give rise to any statutory right of a shareholder to dissent and obtain the appraisal of or payment for such shareholder’s shares.

PROPOSAL 1:

ELECTION OF DIRECTORS

The Board of Directors is currently comprised of seven directors. The Board of Directors has nominated seven directors for election by the shareholders at the Annual Meeting (the “Director Nominees”) to serve until the 2020 Annual Meeting of Shareholders, or until their respective successors have been duly elected and qualified. Shareholders will be unable to vote their proxies for more than seven persons.

Director Nominees

The following table sets forth the name, age and positions of each Director Nominee, each of whom is currently serving on our Board of Directors except Kathy S. Frommer:

Name	Age	Position / Held Since

Daniel S. Goldberger	60	Executive Chairman (since February 2019) Chairman of the Board (since July 2018) Director (since April 2018)

Robert T. Allen	63	Director (since December 2018)

David W. Anderson	66	Director (since 2016)

James M. Beck	71	Director (since December 2018)

Kathy S. Frommer	60	Director Nominee

Joseph M. Manko, Jr.	53	Director (since 2016) Lead Director (since July 2018)

Arthur J. Radin	81	Director (since 2015)

All directors hold office until the next annual meeting of stockholders or until their successors are elected.

Mr. Goldberger has over 35 years of experience within the biotech, medical technology, and high tech industries.  His areas of expertise include mergers and acquisitions, capital formation, intellectual property, product development, supply chain, business analytics, and turnarounds.  Since January 2018, Mr. Goldberger has been the Chief Executive Officer of Synergy Disc Replacement Inc., a private company commercializing a proprietary total disc implant for cervical spine therapy.  From October 2017 to January 2018, Mr. Goldberger served as Chief Executive Officer of Milestone Medical, Inc.  Prior to this he served as the Chief Executive Officer of Xtant Medical Holdings, Inc. from August 2013 to January 2017. He also served as the Chief Executive Officer of Sound Surgical Technologies LLC from April 2007 to February 2013. Mr. Goldberger served on the boards of Xtant Medical Holdings, Inc., Sound Surgical, Xcorporeal and Glucon. He currently serves as an advisor to investment funds Meridian Capital and Wellfleet Capital. Mr. Goldberger earned his B.S. in Mechanical Engineering from M.I.T, his M.S. in Mechanical Engineering from Stanford University and attended the Stanford Directors College.

Mr. Allen is a certified public accountant and seasoned executive with 38 years of operating and financial experience focused on the healthcare services sector. He is currently a principal at RLA Advisors, which provides advisory services to leadership teams in rapidly expanding organizations and turnaround situations.  Mr. Allen most recently served as President of Coram/CVS Infusion Services, from 2013 to 2014. Prior to serving as President, he held positions of COO and CFO at Coram between 2006 and 2013. Prior to Coram, Mr. Allen held leadership roles at Titan Health Corporation and American Medical Response. Mr. Allen also currently sits on the board of Oceans Healthcare, an operator of hospitals in the Southeast.

Mr. Anderson has been in the medical (device) industry for over 23 years and since 2017 has served as the Chief Executive Officer for Brain Temp, Inc.  Previously, he held the role of Chief Executive Officer for Orteq Sports Medicine from 2014 to 2017 and Gentis, Inc. from 2004 through 2014.  He also serves on the board for ACell Inc., (Regenerative Medicine for Woundcare), as well as serves on several advisory committees.  Mr. Anderson received a B.S. in Chemical Engineering from Cornell University and attended University of Minnesota for Graduate Studies in Microbiology.

Mr. Beck has more than 30 years of healthcare services and distribution general management experience. Mr. Beck most recently served as Executive Chairman of Medical Specialties Distributors (MSD), a leading service solution provider serving the home infusion, home medical equipment, and oncology markets, from 2016 to 2018 and a director from 2007 to 2018. He previously served as President and Chief Executive Officer of MSD from 2007 to 2016. Prior to joining MSD, Mr. Beck held various executive and management positions with leading healthcare companies such as American Hospital Supply/Baxter Healthcare, AMSCO International, Spectrum Healthcare, and SHPS Health Management Solutions.

Mrs. Frommer was nominated to the Board of Directors on January 29, 2019. Mrs. Frommer has been an experienced founder and executive in the information technology sector for over 30 years. She served as Chief Executive Officer and co-founder of CRS Retail Systems (“CRS”) from 1989 to 2005. CRS was one of the largest providers of software for specialty store retailers in the United States. Mrs. Frommer successfully guided the company through extensive growth, multiple acquisitions, and major technology initiatives, as well as through a successful partnership with private equity firm Accel-KKR, and an acquisition by publicly traded Epicor Software. Prior to CRS, Kathy worked as a Systems Engineer with various technology companies. Kathy currently serves on the Board of the SUNY Orange College Foundation and Bethel Woods Center For The Arts.

Mr. Manko has been the Senior Principal in Horton Capital Management LLC, the investment manager for the Horton Capital Partners Fund, LP (“Horton Fund”) since 2013.  The Horton Fund is a significant shareholder in the Company. Mr. Manko has over 20 years of investment experience in the asset management, investment banking, private equity and corporate securities markets.  From 2005 to 2010 Mr. Manko was a Partner and Chief Executive Officer of Switzerland-based BZ Fund Management Limited, where he was responsible for corporate finance, private equity investments, three public equity funds and the firm’s Special Situations and Event-Driven strategies.  Prior to that Mr. Manko was a Managing Director with Deutsche Bank in London.  He began his investment banking career at Merrill Lynch as a Vice President in Hong Kong and prior to that, Mr. Manko was a corporate finance attorney at Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Manko has served on the board of several companies in the bio-pharmaceutical industry and has advised numerous companies in the pharmaceutical, biotech and medtech industries and currently serves as a director of Creative Realities, Inc. Mr. Manko earned both his B.A. and Juris Doctor from the University of Pennsylvania.

Mr. Radin, who started his career at Touche Ross & Co., has been a partner in public accounting firms for 45 years.  He was a Partner with Radin, Glass & Co., our former independent auditors, from 1998 until January 2015 when he joined Janover LLC, a certified public accounting firm.  Mr. Radin retired as a Partner as of January 2017 and remains a consultant at Janover LLC.  He is a member of the New York State Society of Certified Public Accountants Editorial Board.  Mr. Radin received a B.A. degree from Columbia College and an M.B.A. from New York University.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1.

UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY THE COMPANY WILL BE

VOTED “FOR” THE ELECTION OF THE NOMINEES LISTED ABOVE.

PROPOSAL 2:

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act added Section 14A to the Securities Exchange Act of 1934, as amended (“Exchange Act”), which requires that we provide shareholders with the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers. Commonly known as a “say-on-pay” vote, this proposal gives our shareholders the opportunity to express their views on our executive compensation policies and programs and the compensation paid to the named executive officers.  At the Company’s 2016 Annual Meeting of Shareholders, 90% of the votes cast were in favor of the Board of Directors’ recommendation to hold an advisory vote on executive compensation every two years. The Board of Directors and the Nominating and Corporate Governance Committee reviewed these results and determined that the Company’s shareholders should hold an advisory vote on executive compensation every two years. Accordingly, a say-on-pay vote is being taken at the 2019 Annual Meeting.  See Proposal 4 with respect to the frequency of future say-on-pay votes.

Our general compensation philosophy is that we believe that the most effective compensation program is one that is designed to reward all of our employees, including but not limited to, our named executive officers, for the achievement of our short-term and long-term strategic goals using a pay for performance system that ultimately drives toward the achievement of increased total shareholder return. Through this strategy, we seek to closely align the interests of our named executive officers with the interests of our shareholders. Our named executive officers’ total compensation is comprised of a mix of base salary, performance-based cash bonus, long-term incentive compensation, retirement and other benefits intended to fulfill these objectives.

We are asking our shareholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by approving the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in the Company’s proxy statement for the 2019 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and accompanying narrative disclosure.”

We strongly encourage shareholders to read “Executive Compensation” in this proxy statement, including the tabular and narrative disclosure regarding executive compensation, for additional details.

The vote on this proposal is advisory and therefore not binding on the Company, the Board of Directors or the Nominating and Corporate Governance. However, the Board of Directors and the Nominating and Corporate Governance Committee will review and consider the voting results in future decisions regarding executive compensation.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2.

UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY THE

COMPANY WILL BE VOTED “FOR” THIS PROPOSAL.

PROPOSAL 3:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Company’s independent registered public accounting firm for the fiscal year ended December 31, 2018 was the firm of McGrail Merkel Quinn & Associates, P.C. (“McGrail Merkel”).  The Audit Committee has reappointed and recommends McGrail Merkel as our independent registered public accountants for the fiscal year ending December 31, 2019. McGrail Merkel has served as our independent registered public accountants since October 31, 2014 and, most recently, completed the audit of our financial statements for the fiscal year ended December 31, 2018.

One or more representatives of McGrail Merkel are expected to be available at the Annual Meeting, and will have the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions from shareholders.

Audit Fee

The following table shows the aggregate fees billed for professional services rendered by McGrail Merkel for the fiscal years ended December 31, 2018 and December 31, 2017:

Fees Category	Fiscal Year Ended December 31, 2018	Fiscal Year Ended December 31, 2017
Audit Fees	$46,000	$35,000

Because of the change in the Company’s fiscal year, our fiscal year ended December 31, 2017 covers a ten-month period.

Audit fees consist of aggregate fees billed for professional services rendered for the audit of our annual financial statements and review of the interim financial statements included in quarterly reports or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the fiscal years ended December 31, 2017 and December 31, 2018, respectively.

The Audit Committee of the Board of Directors is responsible for the appointment, compensation, and oversight of the work of the independent auditors and has approved in advance any services to be performed by the independent auditors, whether audit-related or not. The Audit Committee has reviewed each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the independent auditors. All of the fees shown above were pre-approved by the Audit Committee.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 3.

UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY THE

COMPANY WILL BE VOTED “FOR” THIS PROPOSAL.

PROPOSAL 4:

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Section 14A of the Securities Exchange Act of 1934, as amended, requires us to provide shareholders with the opportunity to indicate at least once every six years, on an advisory basis, their preference as to the frequency of future advisory votes on the compensation of our named executive officers. In this Proposal 4, we are asking shareholders to vote on whether future say-on-pay votes should occur every one, two or three years. Shareholders also may abstain from voting on this proposal.

The Board of Directors has determined that an annual advisory vote at every annual meeting of the shareholders on executive compensation is most appropriate for the Company. Although the Company’s executive compensation programs are designed to promote a long-term connection between pay and performance, the Board recognizes that executive compensation decisions are made annually. Given the Company’s recent management changes in 2018, including most of the company’s executive officers, we believe that holding an annual advisory vote on executive compensation at this time will provide the Company with additional and more immediate feedback on our compensation practices and policies and is consistent with our objective of further engaging with our shareholders on executive compensation and corporate governance matters. Accordingly, the Board of Directors recommends that you vote for ONE YEAR (i.e., every year) as the frequency of future advisory votes on executive compensation.

Although this vote is advisory and not binding, the Board of Directors and the Nominating and Corporate Governance Committee will take into consideration the outcome of the vote in setting a policy with respect to the frequency of future advisory votes on executive compensation. However, when considering the frequency of future advisory votes on executive compensation, the Board of Directors and the Nominating and Corporate Governance Committee may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our shareholders. If the policy is determined in accordance with the Board’s current recommendation, the next say-on-pay vote would he held at the 2020 Annual Meeting of Shareholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR “ONE YEAR” AS THE PREFERRED

FREQUENCY FOR ADVISORY VOTES ON EXECUTIVE COMPENSATION IN THIS PROPOSAL 4.

UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY THE

COMPANY WILL BE VOTED “FOR” THIS PROPOSAL.

PROPOSAL 5:

APPROVAL TO AMEND THE 2015 STOCK OPTION PLAN

In September 2015, the Company’s Board of Directors approved the Repro Med Systems, Inc. 2015 Stock Option Plan, as amended (the “Plan”), subject to the approval of our shareholders. The shareholders approved the plan at the 2016 Annual Meeting of Shareholders. We are submitting an amendment to the Plan to increase the authorized shares available for issuance thereunder from 4,000,000 to 6,000,000to our shareholders for approval in accordance with the terms of the Plan, which provides that shareholder approval shall be required with respect to any amendment which increases the aggregate number of shares which may be issued pursuant to incentive stock options.  The Board of Directors has approved the amendment, subject to shareholder approval.

The Plan is intended to promote the interests of the Company and its shareholders by providing the officers and other employees (including directors who are employees) of, and consultants to the Company with incentives and rewards to encourage them (a) to enter into and remain in the service of the Company, (b) to enhance the long-term performance of the Company, and (c) to acquire a proprietary interest in the success of the Company.

There are currently remaining for issuance under the Plan 781,000 shares.  The Company believes that the approval of the proposed amendment to the Plan will enable the Company to continue to use the Plan to achieve our goals in attracting and retaining key employees.  Offering an equity compensation program is vital to attracting and retaining highly skilled and experienced people in our industry.  The Company believes that employees who have a stake in the future success of our business become highly motivated to achieve our long-term business goals, including those of our strategic plan, and increase stockholder value.  The Plan is designed to assist in recruiting, motivating and retaining talented employees who can help us achieve our business goals, including creating long-term value for stockholders.

The material features of the Plan are summarized below. This summary is qualified in its entirety by reference to the full text of the Plan, which is set forth in Appendix A to this proxy statement. The Company currently has no other equity compensation plans.

Administration

The Stock Option Committee of the Board of Directors is responsible for administering the Plan in accordance with its terms. The Stock Option Committee, consisting of not less than two directors, has the authority to, among other things, determine the persons to whom awards are to be made, the amount and other terms and conditions of awards, the form of award agreements evidencing awards under the Plan, all consistent with the terms of the Plan, and to make all determinations necessary or advisable in administering the Plan.  The Stock Option Committee may exercise its discretion in a non-uniform manner among Plan participants.  To date, the full Board of Directors has performed the function of the Stock Option Committee, provided the Compensation Committee is responsible for administering the Plan.

Shares Subject to the Plan

Currently, the maximum number of shares of the Company’s common stock that may be covered by awards granted under the Plan may not exceed 4,000,000 shares. The Board of Directors has recommended that the shareholders approve the proposed amendment to increase the number of shares that may be covered by awards granted under the Plan to 6,000,000. Shares of common stock related to awards that are cancelled or terminate for any reason without the issuance of shares shall not be treated as issued, and shall again become available for issuance, pursuant to the Plan.

Eligibility

Awards under the Plan may be made to such officers, directors, and executive, administrative, technical or professional employees of the Company and to such consultants to the Company as the Committee shall in its sole discretion select.  As of February 15, 2019, the Company had approximately 75 employees, 5 consultants, and 7 members of the Board of Directors.

Plan Awards

The Plan permits grants of non-qualified stock options and incentive stock options (known as “ISOs”) on such terms and conditions as the Stock Option Committee shall determine, consistent with the terms of the Plan. A stock option granted to a participant under the Plan allows a participant to purchase up to a specified total number of shares of common stock at a specified exercise price per share during specified time periods, each as determined by the Stock Option Committee in its discretion, provided that no ISO may have a term of longer than ten (10) years.  ISOs are intended to meet the applicable requirements of “incentive stock options pursuant” to Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

Exercise Price.  Non-qualified stock options may be granted with an exercise price of at least $0.01. The exercise price of an ISOs may not be less than 100% of the fair market value of the underlying common stock on the date on which such ISO is granted. For so long as the principal market for the common stock is the OTCQX operated by OTC Markets Group, “fair market value” is the last sale price or, if no reported sales take place on the applicable date, the average of the high bid and low asked price for common stock on the applicable date, or, if no such quotations shall have been made on such date, on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten business days preceding the applicable date.

The exercise price for an option may be paid by check upon exercise or, with the consent of the Stock Option Committee, by delivery of shares of common stock acquired at least six months prior to the option exercise date having a fair market value equal to the exercise price or by any means in the discretion of the Committee consistent with the terms of the Plan.  The Stock Option Committee may in its discretion include in any award agreement with respect to any grant a provision that an additional option shall be granted to any grantee who delivers shares of common stock in partial or full payment of the exercise price of the original option. The additional option would be for a number of shares of common stock equal to the number delivered, have an exercise price equal to the fair market value of the common stock on the date of exercise of the original option, and have an expiration date no later than the expiration date of the original option. Any award agreement providing for the grant of an additional option much also provide that the exercise price of the original option is not less than the fair market value of the common stock on the grant date and that any shares delivered in lieu of a cash exercise price shall have been held for at least six months.

Additional Terms for ISOs. ISOs are subject to certain additional terms and conditions as set forth in the Plan. ISOs may only be granted to individuals who are employees of the Company on the date of the grant.  The aggregate fair market value of the common stock with respect to which ISOs are first exercisable by any employee during any calendar year may not exceed $100,000, or such higher amount as may be permitted from time to time under Section 422 of the Code.  No ISO may be granted to a person who, at the time of the proposed grant, owns common stock having more than 10% of the total combined voting power of the Company’s stock. Any stock option granted under the Plan that is designated as an ISO but for any reason fails to meet the requirements of an ISO will be treated under the Plan as a non-qualified stock option.

Termination of Employment.  Except as otherwise set forth in the Plan or an award agreement, all options not exercised will terminate upon termination of the grantee’s employment for any reason (including death).  The Plan provides if a grantee’s employment terminates for any reason other than death or dismissal for cause, the grantee may exercise any outstanding option or stock appreciation right up to three months after employment terminates, except that the three-month period will be increased to one year if the termination is by reason of disability (but in no event after the expiration date of the award as set forth in the award agreement).

Amendment and Termination

The Board of Directors may at any time suspend or discontinue the Plan or revise or amend the Plan in any respect whatsoever, provided that to the extent that any applicable law, tax requirement, or rule of a stock exchange requires shareholder approval in order for any such revision or amendment to be effective, such revision or amendment shall not be effective without such approval. Except as expressly provided in the Plan, no action under the Plan may, without the consent of a participant, materially impair any rights or materially increase any obligations under any previously granted and outstanding award.

In the event of a change in control, to the extent permitted by law, the Stock Option Committee may, in its sole discretion, amend any award agreement in such manner as it deems appropriate.  A “change in control” will be deemed to have occurred upon the happening of any of the following events: (i) any person or group (as defined under the securities laws) becomes the beneficial owner, directly or indirectly, of 15% or more of the Company’s outstanding common stock; (ii) a cash tender or exchange offer for 50% or more of the Company’s outstanding common stock is commenced; (iii) the shareholders of the Company approve an agreement to merge, consolidate, liquidate, or sell all or substantially all of the assets of the Company; or (iv) two or more directors are elected to the Board without having previously been nominated and approved by the members of the Board incumbent on the day immediately preceding such election.

Summary of Federal Income Tax Consequences of Awards

ISOs. A participant who is granted an ISO does not recognize taxable income at the time the ISO is granted or upon its exercise, but the excess of the aggregate fair market value of the shares acquired on the exercise date (ISO shares) over the aggregate exercise price paid by the participant is included in the participant’s income for alternative minimum tax purposes. Upon a disposition of the ISO shares more than two years after grant of the ISOs and one year after exercise of the ISOs, any gain or loss is treated as long-term capital gain or loss. In such case, The Company would not be entitled to a deduction. If the participant sells the ISO shares prior to the expiration of these holding periods, the participant recognizes ordinary income at the time of disposition equal to the excess if any, of the lesser of (1) the aggregate fair market value of the ISO shares at the date of exercise and (2) the amount received for the ISO shares, over the aggregate exercise price previously paid by the participant. Any gain or loss recognized on such a premature disposition of the ISO shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on how long the shares were held by the participant prior to the sale. The amount of ordinary income recognized by the participant is subject to payroll taxes. The Company is entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary income.

Non-statutory Stock Options. A participant who is granted a stock option that is not an ISO (a non-statutory stock option) does not recognize any taxable income at the time of grant. Upon exercise, the participant recognizes taxable income in an amount equal to the aggregate fair market value of the shares subject to the non-statutory stock options over the aggregate exercise price of such shares. Any taxable income recognized in connection with the exercise of non-statutory stock options by an employee is subject to payroll taxes. The Company is entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary income. The participant’s basis in the option shares will be increased by the amount of ordinary income recognized. Upon the sale of the shares issued upon exercise of the non-statutory stock options, any further gain or loss recognized will be treated as long-term or short-term capital gain or loss, depending on how long the shares were held by the participant prior to the sale.

Outstanding Options

As of the date of this Proxy Statement, there were 3,219,000 options outstanding under the Plan, including 1,500,000 nonqualified stock options and 1,719,000 incentive options.  See “Outstanding Equity Awards at Fiscal Year End” below with respect to options held by our executive officers as of December 31, 2018.  On January 29 2019, incentive stock options were awarded to our executive officers as follows: Karen Fisher, incentive stock options to purchase 500,000 shares; and Manuel Marques, incentive stock options to purchase 300,000 shares.

Equity Compensation Plan Information

as of December 31, 2018

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,419,000	$1.00	1,581,000
Equity compensation plans not approved by security holders (1)	—	—	—
Total	2,419,000	$1.00	1,581,000

__________

(1)

Non-employee directors receive quarterly shares of common stock in an amount equal to $12,500 as determined by the closing bid price of the Company’s common stock as reported by the OTC Markets Inc. on the last day of the quarter (the “Closing Price”).  Pursuant to the employment agreement for our former Chief Medical Officer, he received quarterly shares of common stock in an amount equal to $15,000 as determined by the closing price of the Company’s common stock on the date of grant.  As if December 31, 2018, 160,518 had been issued pursuant to that employment agreement, which thereafter terminated.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 5

UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY THE

COMPANY WILL BE VOTED “FOR” THIS PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth, as of March 5, 2019, the number of shares of common stock beneficially owned by each person owning more than 5% of the outstanding shares, by each named executive officer, director and director nominee, and by all executive officers and directors as a group. Except as otherwise noted, the address of each person is c/o Repro Med Systems, Inc., 24 Carpenter Road, Chester, NY, 10918.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Percentage ownership is based on 38,204,594 shares of common stock outstanding at March 5, 2019. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, except as indicated by the footnotes below, we deemed outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of March 5, 2019, to be outstanding ignoring the withholding of shares of common stock to cover applicable taxes. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. WE did not deem outstanding shares of common stock issuable as directors’ fees or pursuant to employment contracts within 60 days after March 5, 2019, as the number of shares is not able to be calculated at this time.  Beneficial ownership representing less than 1% is denoted with an asterisk (*).

The information provided in the table is based on our records, information filed with the SEC, and information provided to us, except where otherwise noted.

Name of Principal Stockholders and Identity of Group	Shares Beneficially Owned	Percent of Class	Notes:

Joseph M. Manko, Jr.	12,274,191	31%	(1)
Kathy S. Frommer	1,706,000	4%	(3)
Karen Fisher	500,000	1%	—
Mark Pastreich	451,561	1%	—
Arthur J. Radin	321,461	*	—
Manuel A. Marques	164,010	*	—
Daniel S. Goldberger	103,818	*	—
David W. Anderson	25,718	*	—
James M. Beck	556	*	—
Robert T. Allen	556	*	—
Donald B. Pettigrew	—	*	—
All Directors and Executive Officers as a Group	15,547,871	40%	(1)

Horton Capital Management, LLC	12,274,191	31%	(1)
First Asset Management, LLC	6,848,900	18%	(2)

Total of all Directors, Officers and 5% stockholders	22,396,771	57%	—

__________

(1)

Based upon a Schedule Form 4/A filed with the SEC on January 29, 2019 and other information provided to us by HCM, each of Mr. Manko and Horton Capital Management, LLC, a Delaware limited liability company (“HCM”), may be deemed to beneficially own 12,274,191 shares of common stock, including 6,759,404 shares of common stock held by Horton Capital Partners Fund, LP, a Delaware limited partnership (“HCPF”), 3,391,677 shares of common stock held by Horton Freedom, LP, a Delaware limited partnership (“HFF”) and 1,000,000 shares of common stock issuable upon the exercise of the Warrant, dated August 8, 2014, issued to HCPF.   Pursuant to investment management agreements, HCM maintains investment and voting power with respect to shares of common stock held by HCPF and HFF.  Despite the delegation of investment and voting power to HCM, Horton Capital Partners LLC, a Delaware limited liability company (“HCP”), may be also deemed to be the beneficial owner of shares of common stock held by HCPF and HFF because HCP has the right to acquire investment and voting power through termination of investment management agreements with HCM.  In addition, HCM acts as an investment adviser to certain managed accounts.  Under investment management agreements with managed account clients, HCM has investment and voting power with respect to 1,123,110 shares of common stock of the Company held in such managed accounts.  HCP is the general partner of HCPF and HFF.  Mr. Manko is the managing member of both HCM and HCP.  The address of Mr. Manko, HCM, HCP, HCPF and HFF is 1717 Arch Street, 39th Floor, Philadelphia, PA 19103.

(2)

Based upon a Schedule 13G filed on December 21, 2018 with the Securities and Exchange Commission and additional information provided to us by First Light Asset Management, LLC, a Delaware limited liability company (the “Manager”), First Light Focus Fund, LP, a Delaware limited partnership (the “Fund”), is the direct holder of 6,800,000 shares. First Light Focus Fund GP, LLC, a Delaware limited liability company (the “General Partner”), may be deemed to be a beneficial owner of these shares because it is the sole general partner of the Fund. The Manager may be deemed to be a beneficial owner of these shares because it acts as investment adviser to the Fund. Mathew P. Arens may also be deemed to be the beneficial owner of these shares because he controls the Manager in his position as the managing member and majority owner of the Manager. The Manager is an investment adviser registered under Section 203 of the Investment Adviser Act of 1940. Each of the Fund, the General Partner, the Manager and Mr. Arens has shared voting and investment power with respect to, and may be deemed to be the beneficial owner of 6,848,900 shares of the Company.  The address of the Manager, the Fund, the General Partner and Mr. Arens is 3300 Edinborough Way #201, Edina, MN 55435.

(3)	Includes 1,006,000 shares of common stock held by a family member over which Ms. Frommer has voting and dispositive power pursuant to a power of attorney.

BOARD STRUCTURE AND GOVERNANCE

Board Committees and Meetings

Our Board of Directors has an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee.  During 2018, the Board of Directors formed a Special Committee to address certain matters in connection with the Company’s former Chief Executive Officer.  The Special Committee was discharged of its responsibilities on December 17, 2018.

Audit Committee. The Audit Committee was established by our Board of Directors on May 11, 2016. The Audit Committee recommends the appointment of our independent registered public accountants, reviews our internal accounting procedures and financial statements and consults with and reviews the services provided by our independent registered public accountants, including the results and scope of their audit. The Audit Committee is currently comprised of Messrs. Radin (chair), Allen and Anderson.  Each member of this committee is “independent” within the meaning of applicable SEC rules and standards of the Nasdaq Stock Market (Nasdaq). The Board of Directors has designated Mr. Radin as the audit committee financial expert, as currently defined under the SEC rules.

The Audit Committee operates under a formal charter adopted by the Board of Directors that governs its duties and conduct. Copies of the charter can be obtained free of charge from the Company’s website at www.rmsmedicalproducts.com.

The Audit Committee held four meetings in connection with meetings of the full Board during the fiscal year ended December 31, 2018.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee (formerly referred to as the Governance and Nomination Committee) is responsible for:

•	Developing and maintaining board rules of governance

•	Setting board term limits

•	Developing a schedule for board membership to maintain consistency & overlap

•	Nominating new board members to replace those terming out

This committee currently consists of Messrs. Manko (chair), Anderson and Radin.  Each member of this committee is “independent” within the meaning of applicable SEC rules and the standards of the Nasdaq.

The Nominating and Corporate Governance Committee operates under a formal charter adopted by the Board of Directors that governs its duties and conduct. Copies of the charter can be obtained free of charge from the Company’s website at www.rmsmedicalproducts.com.

The Nominating and Corporate Governance Committee  effectively operated as the “compensation committee” of the Board of Directors, until February 20, 2019 when a separate Compensation Committee was established.

The Nominating and Corporate Governance Committee reviews and recommends to our Board of Directors the compensation and benefits for all of our executive officers, administers our 2015 Stock Option Plan and may review management’s policies relating to compensation and benefits for our employees. The Committee annually reviews the performance of our Chief Executive Officer. In addition, our Chief Executive Officer has historically reviewed the performance of each other executive officer on an annual basis. The conclusions and recommendations based on these reviews, including with respect to salary adjustments and annual bonus award amounts, are reviewed by the Committee. The Committee may exercise its discretion in modifying any recommended adjustments or awards to our executives and has the final authority to establish the compensation packages for our executive officers.

The Nominating and Corporate Governance Committee held seven meetings during the fiscal year ended December 31, 2018.

Compensation Committee.   The Compensation Committee was established by our Board of Directors as a separate Board committee on February 20, 2019 and was under the purview of the Governance and Nomination Committee during 2018.  The Compensation Committee reviews and recommends to our Board of Directors the compensation and benefits for our Chief Executive Officer, administers our 2015 Stock Option Plan and makes recommendations to the Board with respect thereto, and may review management’s policies relating to compensation and benefits for our employees. The Compensation Committee reviews and makes recommendations to the Board regarding any employment agreement, severance agreement, change in control agreement or provision, separation agreement or deferred compensation arrangement that is to be entered into with the CEO or any other executive officer. Our Chief Executive Officer reviews the performance of each other executive officer on an annual basis. The conclusions and recommendations based on these reviews, including with respect to salary adjustments, annual bonus award amounts and options awards, are reviewed by the Committee and subject to Board approval.

In 2018, under the direction of the Compensation Committee, the Company retained the Burke Group, an independent compensation consultant, to report on peer compensation plans and provide feedback on compensation plan alternatives being considered by the Company and the Compensation Committee for both executives and director compensation.

The Committee will annually review and make recommendations to the Board regarding the compensation paid to the Company’s directors. Such review will include any fees paid for attendance at meetings of the Board and any of its committees and grants of stock options or stock.

This committee currently consists of Messrs. Beck (chair), Allen and Manko.  Each member of this committee is “independent” within the meaning of applicable SEC rules and the standards of the Nasdaq.

The Compensation Committee operates under a formal charter adopted by the Board of Directors that governs its duties and conduct. Copies of the charter can be obtained free of charge from the Company’s website at www.rmsmedicalproducts.com.

The Nominating and Corporate Governance Committee, acting as the Company’s compensation committee, held seven meetings during the fiscal year ended December 31, 2018.

Special Committee.  On September 17, 2018, the Board of Directors of the Company formed a special committee of the Board to address a purported request from certain shareholders of the Company (including our former Chief Executive Officer, Mr. Sealfon, and a then-director, Mr. Baker) to call a special shareholders’ meeting and special meeting of the Board and to oversee an independent investigation involving our former Chief Executive Officer. The Special Committee’s activities, including those with respect to the investigation, concluded effective with the entry into an Agreement Regarding Stock Sale dated as of December 17, 2018 between each of Mr. Sealfon and Mr. Baker and the Company in which the parties entered into mutual general releases with respect to all claims prior to that date, whereby the Special Committee was disbanded.

Board of Directors. The Board of Directors held four regular meetings and ten special meetings during the fiscal year ended December 31, 2018.

Meeting Attendance.  During the fiscal year ended December 31, 2018, each director attended 75% or more of the aggregate number of meetings held by the Board of Directors and the committees of the Board of Directors on which such director served, if any, during the period for which such person served as a director. All members of the Board of Directors at the time attended the 2018 Annual Meeting.

Corporate Governance

The Company, with the oversight of the Board of Directors and its committees, operates within a comprehensive plan of corporate governance for the purpose of defining independence, assigning responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance.

Code of Ethics

The Company has a Code of Ethics applicable to all employees, including the principal executive officer, principal financial officer, principal accounting officer or controller. The Code of Ethics is available on the Company’s website at www.rmsmedicalproducts.com/about/code_of_ethics.pdf.  The Company intends to disclose future amendments to certain provisions of the Code of Ethics, and waivers of the Code of Ethics granted to the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, if any, on the website at www.rmsmedicalproducts.com within four business days following the date of any amendment or waiver.  A printed copy will be sent, without charge, to any shareholder who requests it by writing to the Chief Financial Officer of Repro Med Systems, Inc., 24 Carpenter Road, Chester, NY 10918.

Board Leadership Structure and Risk Oversight

Our governing documents enable the Board to determine the appropriate Board leadership structure for the Company and allow the roles of Chairman of the Board and CEO to be filled by the same or different individuals. This approach allows the Board flexibility to determine whether the two roles should be separate or combined based upon the Company’s needs and circumstances and the Board’s assessment of the Company’s leadership from time to time. Our Amended and Restated By-laws (our “Bylaws”) provide that the primary officers of the Corporation shall be a Chairman of the Board, Chief Executive Officer and a Treasurer, each of whom shall be appointed by the Board of Directors and have such powers and duties as provided in the Bylaws or as the Board otherwise deems appropriate.  Any two offices or more may be held by one person.   Our Bylaws further provide that the Chairman of the Board shall preside at all meetings of the Board of Directors and shareholders, when present, and perform other such duties as the Board may designate and that in the absence or inability to act of the Chief Executive Officer, the Chairman of the Board shall perform the duties and may exercise the powers of the Chief Executive Officer.  Our Bylaws also provide that the Chief Executive Officer shall be the chief executive officer of the Corporation and shall have general direction of its business, affairs and property and over its several officers.

The Board of Directors believes the current separation of the Chairman of the Board and Chief Executive roles is appropriate at this time, including because it enables the Chief Executive Officer to focus on strategic leadership, execution and day-to-day management of our business, while the Chairman focuses on board-level leadership and facilitating the board’s ability to be a strategic partner with management and provide oversight and monitoring. The Board of Directors will continue to review the board’s leadership structure. The Board further believes that the current arrangement of having an independent Lead Director combined with the leadership of our Chairman and our CEO is in the best interests of the Company and its shareholders at this time.

The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. The full Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from the appropriate “risk owner” within the organization to enable it to understand our risk identification, risk management and risk mitigation strategies. When a committee member receives the report, the Chair of the relevant committee will report on the discussion to the full Board during the next Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Director Independence

OTCQX listing standards require our Board of Directors to comprise at least two independent directors and the Audit Committee to comprise a majority of independent directors, as “independent director” is defined therein.  We are not currently subject to corporate governance standards of companies listed on a national securities exchange or inter-dealer quotation system, which require, among other things, that the majority of the Board of Directors be independent and define the independence of directors. However, we have chosen to define an “independent” director in accordance with the Nasdaq Global Market’s requirements for independent directors. The Board of Directors, in applying these standards, has affirmatively determined that its current “independent” directors are Messrs. Allen, Anderson, Beck, Manko, Radin, and Pastreich and that Ms. Frommer, director nominee, is also “independent”.  The Board of Directors, in applying these standards, previously affirmatively determined that Paul Mark Baker, who was a director during the last completed fiscal year, was “independent” under these standards.

Director Nominations

The Company has a standing Nominating and Corporate Governance Committee.   In making its recommendations of director candidates to the Board of Directors, the Nominating and Corporate Governance Committee will consider, at a minimum, a candidate’s qualification as “independent” under the standards applicable to the Board of Directors and each of its committees, as well as a candidate’s depth of experience, availability and potential contributions to the Board of Directors. With respect to incumbent members of the Board of Directors, the Committee will also consider the performance of each incumbent director. Candidates may come to the attention of the Nominating and Corporate Governance Committee from current directors, shareholders, officers or other sources, and the committee shall review all candidates in the same manner regardless of the source of the recommendation.

In addition to those candidates identified through its own internal processes, the Nominating and Corporate Governance Committee will consider nominees recommended by shareholders who submit their recommendations in accordance with the notice, information and consent requirements set forth in our Bylaws.

Communications from Shareholders

Shareholders may communicate with the entire board of directors or individual directors by sending an email to directors@rmsmedpro.com.  Each communication should specify the applicable director or directors to be contacted, as well as the general topic of the communication.  We will initially receive and process communications before forwarding them to the director(s).  We generally will not forward to the directors a communication that we determine to be primarily commercial in nature or related to an improper or irrelevant topic, or that requests general information about the Company.

DIRECTOR COMPENSATION

The following table provides compensation information for the fiscal year ended December 31, 2018 for each non-employee member of our Board of Directors who served during that year, except Daniel Goldberger and Andrew Sealfon, whose compensation for service as directors is presented under “Executive Compensation - Summary Compensation Table” below:

2018 FISCAL YEAR DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Robert T. Allen	917	917	—	1,834
David W. Anderson	12,500	12,500	—	25,000
Paul M. Baker	12,500	12,500	—	25,000
James M. Beck	917	917	—	1,834
Joseph M. Manko, Jr. (1)	12,500	12,500	—	25,000
Mark L. Pastreich	12,500	12,500	—	25,000
Arthur J. Radin	12,500	12,500	—	25,000
Brad A. Sealfon	3,906	3,906	—	7,812

__________

(1)	The stock awards were issued to Horton Capital Partners Fund L.P., an affiliate of Mr. Manko.

On October 21, 2015, the Board of Directors of the Company approved non-employee director compensation of $25,000 each annually, to be paid quarterly half in cash and half in common stock, effective September 1, 2015.  Eligible non-employee directors during our 2018 fiscal year were Messrs. Allen, Anderson, Baker, Beck, Manko, Pastreich, Radin and Sealfon. For the fiscal year ended December 31, 2018, each non-employee director had been paid $25,000 of which half was paid in cash and half in common stock, of which each director received 8,456 shares of the Company’s common stock, with the exception of any prorated periods for new or exiting directors.

Our non-employee directors were paid an annual retainer of $25,000 for the fiscal year ended December 31, 2018. We pay no additional remuneration to our employees serving as directors. All directors, including our employee directors (if any), are reimbursed for reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors and committee meetings. On February 20, 2019, the Board of Directors has increased non-employee director compensation to an annual retainer of $50,000 plus $10,000 for chairing a Board committee, all to be paid half in cash and half in common stock of the Company.  The director compensation increase was effective January 1, 2019 and the chairman compensation was effective February 20, 2019.

EXECUTIVE COMPENSATION

Summary Compensation Table

Name and Position	Year*	Salary $	Bonus $	Nonequity Incentive Plan Compensation $	Stock Awards $	Option Awards $	All Other Compensation $	Total $

Daniel S. Goldberger, Executive Chairman(1)	2018	77,769	75,000	—	5,843	112,517	5,843	276,972

Karen Fisher, Chief Financial Officer (2)	2018	208,000	—	65,000	—	—	—	273,000
	2017	166,731	—	33,346	—	—	—	200,077

Donald B. Pettigrew, Chief Executive Officer, President & Chief Commercial Officer (3)(6)	2018	106,041	—	51,467	—	—	—	160,208

Andrew I. Sealfon, Former Chief Executive Officer (4)	2018	253,016	—	—	2,083	—	23,615	278,714
	2017	354,167	—	60,833	—	—	—	415,000

Fred Ma, Former Chief Medical Officer (5)	2018	303,800	—	—	45,000	—	225,000	573,800
	2017	250,000	—	60,000	65,000	—	—	375,000

__________

*	2018 represents the twelve month period ending December 31, 2018 and, due to the change in our fiscal year end, 2017 represents the ten month period ending December 31, 2017.

(1)

Mr. Goldberger entered into an employment agreement with us on October 12, 2018.  The agreement provides for a monthly base salary of $30,000 and a signing bonus of $75,000.  Mr. Goldberger will receive a performance bonus based upon amounts payable to the person who first succeeds Mr. Goldberger as our chief executive officer, which performance bonus will equal 50% of the initial annual base salary and 50% of the initial target bonus payable to such successor. Effective February 1, 2019, Mr. Pettigrew has succeeded Mr. Goldberger as Chief Executive Officer.  Mr. Goldberger’s performance bonus will be paid in a combination of cash and/or shares of common stock, as may be determined in the sole discretion of the Board, on April 2, 2019.  Upon execution of the employment agreement, Mr. Goldberger received a 10-year non-qualified option to purchase up to 500,000 shares of our common stock at a per share exercise price of $1.57. Of the option shares, 100,000 vested immediately, and the remaining 400,000 vest at the rate of 25,000 shares per completed quarter.  The option will immediately vest and be exercisable in full upon a change in control within the meaning of the Company’s 2015 Stock Option Plan.  Prior to the effective date of Mr. Goldberger’s employment agreement and while serving on the Board, he received $5,843 in cash and 5,843 shares of common stock in accordance with the Board-approved director compensation plan. Effective February 1, 2019, Mr. Goldberger resigned as interim Chief Executive Officer and was appointed Executive Chairman.  As Executive Chairman, Mr. Goldberger will receive an annual salary of $120,000 and be eligible for an annual performance bonus of 50% of his annual salary in accordance with our policy and procedure for granting of a specified executive bonus based on achievement of goals.  The performance bonus is payable in cash or shares of our common stock, at the discretion of the Board of Directors.

(2)

Ms. Fisher entered into an employment agreement with us on January 15, 2015. Pursuant to this agreement and our 2015 Stock Option Plan, Ms. Fisher was awarded incentive stock options to purchase up to 500,000 shares of our common stock.  The options vested on November 3, 2016 and are exercisable for $0.38 per share. The employment agreement has no fixed term, provided that if Ms. Fisher is terminated without “good cause” (as further defined in the agreement), she is entitled to receive her then current base annual salary for a period of six months following termination.  Under the employment agreement, Ms. Fisher receives an annual base salary, plus a minimum performance bonus of 20% of the base annual salary based on our policy and procedure for granting of a specified executive bonus, which is based on achievement of objectives set by us as part of the annual budget process. Effective January 1, 2019, Ms. Fisher’s annual base salary is $250,000.

(3)

Mr. Pettigrew entered into an employment agreement with us on September 4, 2018.  Pursuant to this agreement, Mr. Pettigrew receives an annual base salary of $325,000 and is eligible to earn an annual bonus in accordance with our policy and procedure for granting of a specified executive bonus, which is equivalent to 50% of annual base salary based on achievement of objectives set by us as part of the annual budget process.  Under the agreement, Mr. Pettigrew received non-qualified stock options to purchase up to 1,000,000 shares of common stock at a per share exercise price of $1.23 that vest 25% on September 4, 2019  and 12.5% every six months thereafter until fully vested.  Mr. Pettigrew will also receive reimbursement for commuting expenses to and from the corporate offices until September 4, 2019.  Upon termination of Mr. Pettigrew’s employment by us without Cause or for Good Reason (as defined in the agreement), subject to his execution of a customary general release of claims in favor of us and our affiliates, Mr. Pettigrew will be entitled to receive an amount equal to 12 months of Mr. Pettigrew’s then-current annual base salary, to be paid in accordance with our normal payroll practices after the termination date. Mr. Pettigrew will further be entitled to payment of his annual bonus, if earned. For the same 12-month period after the termination date, we will also pay premiums for Mr. Pettigrew’s health insurance as currently enrolled on the termination date.  Effective February 1, 2019, Mr. Pettigrew was appointed President and Chief Executive Officer, and his annual base salary increased to $360,000.

(4)

Mr. Sealfon’s employment terminated effective July 25, 2018.  Upon termination Mr. Sealfon was paid his accrued vacation of $21,532.  Mr. Sealfon served on the Board of Directors from termination until December 17, 2018, for which he received $2,083 in cash and 2,083 shares of our common stock pursuant to the Board-approved director compensation plan.

(5)

Dr. Ma resigned effective December 20, 2018.  In connection with such resignation, we entered into a General Release and Confidentiality Agreement with Dr. Ma dated as of his resignation date, which superseded his employment agreement dated as of November 1, 2016. Pursuant to the terms of the new agreement, we will pay Dr. Ma an aggregate $225,000, payable in accordance with our normal payroll practices commencing December 31, 2018 through June 19, 2019. Under the old employment agreement, Dr. Ma received an annual base salary of $300,000, plus he was eligible to earn an annual bonus in accordance with our policy and procedure for granting of bonuses to management and executives.  The old agreement further called for the quarterly issuance of a number of shares of common stock determined by dividing $15,000 by the closing bid price of our common stock as reported by the OTC Markets Inc. as of the last working day of such quarter.   Dr. Ma also received a housing allowance of $8,000.

(6)

On November 8, 2018, we entered into a Conditional Severance Agreement dated as of November 8, 2018 with each of Karen Fisher and Donald Pettigrew. If the employment of the executive is terminated by us without Cause (as defined in the conditional severance agreement) or the executive terminates his or her employment with us for Good Reason (as defined in the conditional severance agreement), in each case within six months following the date of our next annual or special meeting of shareholders that results in a majority of our Board of Directors consisting of persons not recommended for election, and/or persons recommended to be removed as a current director, by our current Board of Directors, then we will pay the executive an amount equaling twelve months of the executive’s then current base salary, plus an amount equal to his or her full minimum annual bonus, less any severance and bonus amounts otherwise paid by us to the executive pursuant to an employment agreement.  If, prior to that shareholders’ meeting, (i) the executive resigns his or her employment for any reason; or (ii) we terminate the executive’s employment for any reason, then no payments will be made under this agreement. This agreement will automatically terminate in the event a shareholder’s meeting resulting in a change of control as described above does not take place by July 9, 2019.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth information regarding the outstanding equity awards held by our named executive officers as of December 31, 2018.

2018 FISCAL YEAR OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option	Option
	Options	Options	Exercise	Expiration
Name	Exercisable	Unexercisable	Price ($)	Date
Karen Fisher	500,000 (1)	—	0.38	11/02/2020
Daniel S. Goldberger	100,000 (3)	400,000	1.57	10/11/2028
Manuel A. Marques	95,000 (1)	—	0.36	11/16/2020
Manuel A. Marques	—	50,000 (4)	0.46	07/27/2022
Manuel A. Marques	69,010 (5)	180,990	0.50	10/10/2022
Donald B. Pettigrew	—	1,000,000 (2)	1.23	09/03/2023

__________

(1)

Incentive stock options granted under the 2015 Stock Option Plan that are fully vested and subject to early termination as provided in the option agreement, immediately prior to a change of control of the Company.

(2)	Non-qualified stock options granted under the 2015 Stock Option Plan that vest 25% on September 4, 2019 and 12.5% every six months thereafter until fully vested.

(3)

Non-qualified stock options granted under the 2015 Stock Option Plan, of which 100,000 vested on October 12, 2018, and the remaining 400,000 will vest at the rate of 25,000 shares per completed quarter commencing with the three month period beginning on the first day of the month following October 12, 2018.  These options will immediately vest and be exercisable in full upon a Change in Control within the meaning of the Company’s 2015 Stock Option Plan.

(4)	Incentive stock options granted under the 2015 Stock Option Plan that vest on July 27, 2019.

(5)	Incentive stock options granted under the 2015 Stock Option Plan that vest 15,625 shares quarterly, commencing October 11, 2017.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors has been responsible for the oversight of the integrity of the Company’s consolidated financial statements, our internal accounting and financial controls, our compliance with legal and regulatory requirements, the organization and performance of our internal audit function and the qualifications, independence and performance of our independent registered public accounting firm.

Management of the Company is responsible for establishing and maintaining internal controls and for preparing the Company’s consolidated financial statements. The independent registered public accounting firm is responsible for auditing the financial statements. It is the responsibility of the Audit Committee to oversee these activities.

Review and Discussions with Management

The Audit Committee reviewed and discussed the Company’s audited financial statements with management.

Review and Discussions with Independent Registered Public Accounting Firm

The Audit Committee discussed with McGrail Merkel Quinn & Associates, P.C the matters required to be discussed by Auditing Standard 1301, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board.

The Audit Committee also received written disclosures and the letter from McGrail Merkel Quinn & Associates, P.C required by applicable requirements of the Public Company Accounting Oversight Board regarding McGrail Merkel Quinn & Associates, P.C communications with the Audit Committee concerning independence and has discussed with McGrail Merkel Quinn & Associates, P.C their independence from the Company. The Audit Committee also reviewed and discussed the selection, application and disclosure of the critical accounting policies of the Company with McGrail Merkel Quinn & Associates, P.C.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Audit Committee

Robert T. Allen

David W. Anderson

Arthur J. Radin, Chair

AGREEMENTS AND OTHER RELATED PARTY TRANSACTIONS

On December 17, 2018, the Company entered into a Common Stock Purchase Agreement with Andrew I. Sealfon and other sellers set forth in that agreement and purchasers listed in that agreement with respect to a private placement transaction between the sellers and the purchasers.  Pursuant to that agreement, we agreed to file a resale registration statement covering the transferred shares.  The sellers party to that agreement included Andrew I. Sealfon and Paul Mark Baker, then directors of RMS, together with certain members of their respective family members.  Andrew I. Sealfon, Paul Mark Baker, Andrea Baker, Brad Sealfon and Mary Sealfon, sellers party to the agreement, received an aggregate approximately $12,218,977 in connection with the transaction. One of the purchasers was Horton Freedom, L.P., an affiliate of Horton Capital Partners, LLC, who paid approximately $3,842,036 in connection with the transaction.  At the time of the purchase, Horton Capital Partners, LLC beneficially owned more than 5% of our outstanding common stock. Joseph M. Manko, Jr. is the managing member of Horton Capital Partners, LLC and has served as a director of the Company since May 2016.

In connection with the purchase agreement, also on December 17, 2018, we entered into an Agreement Regarding Stock Sale with Mr. Sealfon and a separate Agreement Regarding Stock Sale with Dr. Baker.  Pursuant to these separation agreements, Mr. Sealfon and Dr. Baker tendered their respective resignations from our Board of Directors effective with the first closing of the transaction under the purchase agreement, which occurred on December 18, 2018.  Each of these separation agreements provides for the mutual general release by us, on the one hand, and each of Mr. Sealfon and Dr. Baker, on the other hand, of all claims against the other arising or occurring on or before the date thereof, subject to certain exceptions. Pursuant to the agreement with Mr. Sealfon, Mr. Sealfon has agreed to certain non-competition and non-solicitation restrictions for a period of six months after the first closing.

From 1992 to 2018, we leased an aircraft from AMI Aviation, Inc., of which our former President and Chief Executive Officer, Andrew I. Sealfon, was a majority shareholder. The lease expenses paid were $13,421 for the ten months ended December 31, 2017 and $9,045 for the nine months ended September 30, 2018. The lease expired in December 2018.

Mr. Pastreich, currently a director, is the manager of the limited liability company that owns the building leased by us for our corporate headquarters and manufacturing facility at 24 Carpenter Road, Chester, New York 10918.  We are in year twenty of a twenty-year lease.  With a monthly lease amount of $11,042, the lease payments were $132,504 for the twelve months ended December 31, 2018, and $110,420 for the ten months ended December 31, 2017.  The Company also paid property taxes for the twelve months ended December 31, 2018 in the amount of $50,072 and $41,959 for the ten months ended December 31, 2017.  On November 14, 2017, we executed a lease extension, which calls for six month extensions beginning March 1, 2019 with the option to renew six times at monthly lease amount of $12,088.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Members of the Board of Directors and executive officers of the Company may benefit by being eligible to receive awards under the 2015 Stock Option Plan, as amended (see Proposal 6).  Other than the foregoing, none of our directors or executive officers or their associates have any substantial interest direct or indirect, by security holdings or otherwise, in the matters proposed to be approved by the shareholders as described in this Proxy Statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our directors and executive officers, and persons who own more than ten percent (10%) of our common stock, file with the SEC reports of initial ownership of our common stock and subsequent changes in that ownership and furnish to us copies of all forms they file pursuant to Section 16(a). Based solely on a review of Forms 3, 4, and 5 furnished to us or filed with the SEC in fiscal year 2018, we believe all Section 16(a) filing requirements were timely made in the fiscal year ended December 31, 2018, except the following filings were late:  Joseph Manko one Form 4 reflecting one transaction.

OTHER MATTERS BEFORE THE ANNUAL MEETING

The Board does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

ELECTRONIC AVAILABILITY OF PROXY MATERIALS AND ANNUAL REPORT ON FORM 10-K

Shareholders can access this proxy statement and our 2018 Annual Report on Form 10-K via the Internet at http://www.cstproxy.com/rmsmedpro/2019 and then following the instructions outlined on the secure website. For future annual meetings of shareholders, shareholders can consent to accessing their proxy materials, including the Notice, the proxy statement and the annual report, electronically in lieu of receiving them by mail. To receive materials electronically, you will need access to a computer and an e-mail account. You will have the opportunity to revoke your request for electronic delivery at any time without charge.

If you are a registered shareholder and you have not already done so, you can choose this electronic delivery option by following the instructions provided when voting via the Internet and provided on the proxy card. Your choice will remain in effect unless you revoke it by contacting our transfer agent, Continental Stock Transfer & Trust Company at 1 State Street 30th Floor, New York, NY 10004, phone (212) 509-4000. You may update your electronic address by contacting Continental Stock Transfer.

If you hold your shares through a bank, brokerage firm or other nominee and you have not already done so, you can choose this electronic delivery option by contacting your nominee or by following the instructions provided when voting via the Internet. Your choice will remain in effect unless you revoke it by contacting your nominee. You may update your electronic address by contacting your nominee.

2020 ANNUAL MEETING OF SHAREHOLDERS

Any shareholder proposals intended to be presented at our 2020 Annual Meeting of shareholders and considered for inclusion in our proxy materials must be received by November 1, 2019 and must comply with the procedures of Rule 14a-8 under the Exchange Act. Shareholder proposals failing to comply with the procedures of Rule 14a-8 under the Exchange Act will be excluded. If the date of our 2020 Annual Meeting is more than 30 days from the anniversary of the date of the 2019 Annual Meeting, we will publicly announce a different submission deadline from that set forth above, in compliance with SEC rules.

Our Bylaws establish an advance notice procedure with regard to shareholder proposals that a shareholder wishes to present at an annual meeting of shareholders. To be properly brought before the 2020 Annual Meeting, a notice of the matter the shareholder wishes to present at the meeting must be delivered to the Chairman of the Board at the Company’s principal offices in Chester, NY (see below) not less than 90 nor more than 120 days prior to the first anniversary of the date of this year’s Annual Meeting.  As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of the Bylaws (and not pursuant to Rule 14a-8) must be received no later than January 24, 2020 and no earlier than December 25, 2019.  However, if the 2020 Annual Meeting is more than 30 days before or after the first anniversary of the date of this year’s Annual Meeting, such notice must be received no later than the close of business on the 10th day following the date public disclosure of the meeting date was made.  All shareholder proposals must comply with the requirements of the Bylaws. The chairman of the Annual Meeting may refuse to acknowledge or introduce any such matter at the Annual Meeting if notice of the matter is not received within the applicable deadlines or does not comply with the Bylaws.  If a shareholder does not meet these deadlines or does not satisfy the requirements of Rule 14a-4 of the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority  when and if the matter is presented at the Annual Meeting.

Shareholder proposals should be sent to us at Repro Med Systems, Inc., 24 Carpenter Road, Chester, NY 10918, Attention: Corporate Secretary.

SOLICITATION OF PROXIES

We pay the cost of this proxy solicitation. Pursuant to SEC rules, we are making this proxy statement and our Annual Report on Form 10-K available to our shareholders electronically via the Internet. In addition to soliciting proxies by Internet and mail, we expect that a number of our employees will solicit shareholders personally and by telephone. None of these employees will receive any additional or special compensation for doing this. We will, on request, reimburse banks, brokerage firms and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners of our common stock and obtaining their voting instructions.

ANNUAL REPORT ON FORM 10-K

The Company will furnish without charge to each person whose proxy is being solicited, upon the request of such person, a copy of the Company’s 2018 Annual  Report on Form 10-K for the fiscal year ended December 31, 2018, including the financial statements and schedules thereto, but excluding exhibits.  Requests for copies of such report should be directed to Repro Med Systems, Inc., 24 Carpenter Road, Chester, New York 10918, Attention: Corporate Secretary, or by calling 845-469-2042. The Annual Report on Form 10-K accompanies this Proxy Statement, but does not constitute a part of this Proxy Statement.

By Order of the Board of Directors,

/s/ Daniel S. Goldberger
Daniel S. Goldberger, Executive Chairman
March XX, 2019

Appendix A

2015 STOCK OPTION PLAN, AS AMENDED

OF

REPRO MED SYSTEMS, INC.

REPRO MED SYSTEMS, INC.

2015 STOCK OPTION PLAN

ARTICLE I

GENERAL

1.1.       Purpose

The purpose of the Repro Med Systems, Inc. 2015 Stock Option Plan (the “Plan”) is to provide for officers and other employees (including directors who are employees) of, and consultants to, Repro Med Systems, Inc. (the “Company”) an incentive (a) to enter into and remain in the service of the Company, (b) to enhance the long-term performance of the Company, and (c) to acquire a proprietary interest in the success of the Company.

1.2.       Administration

1.2.1.    Subject to Section 1.2.6, the Plan shall be administered by the Stock Option Committee (the “Committee”) of the board of directors of the Company (the “Board”), which shall consist of not less than two directors and to which the Board shall grant power to authorize the issuance of the Company’s capital stock pursuant to awards granted under the Plan.  The members of the Committee shall be appointed by, and serve at the pleasure of, the Board.  To the extent required for transactions under the Plan to qualify for the exemptions available under Rule 16b-3 (“Rule 16b-3”) promulgated under the Securities Exchange Act of 1934 (the “1934 Act”), no person may serve on the Committee if, during the year preceding such service, he was granted or awarded equity securities of the Company (including options on such securities) under the Plan or any other plan of the Company or any affiliate thereof, except that members of the Committee may be awarded options pursuant to the Company’s Non Employee Directors’ Option Plan.

1.2.2.    The Committee shall have the authority (a) to exercise all of the powers granted to it under the Plan,  (b) to construe, interpret and implement the Plan and any Plan Agreements executed pursuant to Section 2.1,  (c) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations,  (d) to make all determinations necessary or advisable in administering the Plan,  (e) to correct any defect, supply any omission and reconcile any in consistency in the Plan, and (f) to amend the Plan to reflect changes in applicable law and to enable all incentive stock options to qualify as intended in Section 1.6.2. Actions of the Committee shall be taken by the vote of a majority of its members.  Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting.

1.2.3.    The determination of the Committee on all matters relating to the Plan or any Plan Agreement shall be final, binding and conclusive.

1.2.4.    No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder.

1.2.5.    Notwithstanding anything to the contrary contained herein:   (a) until the Board shall appoint the members of the Committee, the Plan shall be administered by the Board; and (b) the Board may, in its sole discretion, at any time and from time to time, resolve to administer the Plan.  In either of the foregoing events, the term “Committee” as used herein shall be deemed to mean the Board.

1.3.       Persons Eligible for Awards

Awards under the Plan may be made to such officers, directors, and executive, administrative, technical or professional employees of the Company, and to such consultants to the Company (collectively, “key persons”) as the Committee shall in its sole discretion select.

1.4.       Types of Awards Under Plan

Awards may be made under the Plan in the form of (a) incentive stock options and (b) non-qualified stock options.  The term “award” means either of the foregoing.  No incentive stock option may be granted to a person who is not an employee of the Company on the date of grant.

1.5.       Shares Available for Awards

1.5.1.    The total number of shares of common stock of the Company, par value $.01 per share (“Common Stock”), with respect to which awards may be granted pursuant to the Plan shall not exceed 2,000,000 shares.  Such shares may be authorized but unissued Common Stock or authorized and issued Common Stock held in the Company’s treasury or acquired by the Company for the purposes of the Plan.  The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.

1.5.2.    If there is any change in the outstanding shares of Common Stock by reason of a stock dividend or distribution, stock split-up, recapitalization, combination or exchange of shares, or by reason of any merger, consolidation, spinoff or other corporate reorganization in which the Company is the surviving corporation, the number of shares available for issuance both in the aggregate and with respect to each outstanding award, and the purchase price per share under outstanding awards, shall be equitably adjusted by the Committee, whose determination shall be final, binding and conclusive.  After any adjustment made pursuant to this Section 1.5.2, the number of shares subject to each outstanding award shall be rounded to the nearest whole number.

1.5.3.    The following shares of Common Stock shall again become available for awards under the Plan:  any shares subject to an award under the Plan that remain unissued upon the cancellation or termination of such award for any reason whatsoever.  Except as provided in this Section 1.5 and in Section 2.2.5, there shall be no limit on the number or the value of the shares of Common Stock issuable to any individual under the Plan.

1.6.       Definitions of Certain Terms

1.6.1.    The “Fair Market Value” of a share of Common Stock on any day shall be determined as follows.

(a)        If the principal market for the Common Stock (the “Market”) is a national securities exchange or the NASDAQ National Market System (“NMS”), the last sale price or, if no reported sales take place on the applicable date, the average of the high bid and low asked price of Common Stock as reported for such Market on such date or, if no such quotation is made on such date, on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable date;

(b)        If the Market is the NASDAQ Capital Market, the OTCQX operated by OTC Markets Group or another market, the average of the high bid and low asked price for Common Stock on the applicable date, or, if no such quotations shall have been made on such date, on the next preceding day on which there were quotations, provided that such quotations shall have been made within the ten (10) business days preceding the applicable date; or,

(c)        In the event that neither paragraph (a) nor (b) shall apply, the Fair Market Value of a share of Common Stock on any day shall be determined by the Committee.

1.6.2.    The term “incentive stock option” means an option that is intended to qualify for special federal income tax treatment pursuant to sections 421 and 422 of the Internal Revenue Code of 1986 (the “Code”), as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Plan Agreement.  Any option that is not specifically designated as an incentive stock option shall underno circumstances be considered an incentive stock option.  Any option that is not an incentive stock option is referred to herein as a “non qualified stock option.”

1.6.3.    The term “employment” means, in the case of a grantee of an award under the Plan who is not an employee of the Company, the grantee’s association with the Company as a consultant or otherwise.

1.6.4.    A grantee shall be deemed to have a “termination of employment” upon ceasing to be employed by the Company and all of its subsidiaries or by a corporation assuming awards in a transaction to which section 425(a) of the Code applies.  The Committee may in its discretion determine (a) whether any leave of absence constitutes a termination of employment for purposes of the Plan, (b) the impact, if any, of any such leave of absence on awards theretofore made under the Plan, and (c) when a change in a non-employee’s association with the Company constitutes a termination of employment for purposes of the Plan.  The Committee shall have the right to determine whether the termination of a grantee’s employment is a dismissal for cause and the date of termination in such case, which date the Committee may retroactively deem to be the date of the action that is cause for dismissal.  Such determinations of the Committee shall be final, binding and conclusive.

1.6.5.    The terms “parent corporation” and “subsidiary corporation” have the meanings given them in section 425(e) and (f) of the Code, respectively.

ARTICLE II

AWARDS UNDER THE PLAN

2.1.       Agreements Evidencing Awards

Each award granted under the Plan shall be evidenced by a written agreement (“Plan Agreement”) which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable.  By accepting an award pursuant to the Plan, a grantee thereby agrees that the award shall be subject to all of the terms and provisions of the Plan and the applicable Plan Agreement.

2.2.       Grant of Stock Options

2.2.1.    The Committee may grant incentive stock options and non qualified stock options (collectively, “options”) to purchase shares of Common Stock from the Company, to such key persons, and in such amounts and subject to such terms and conditions, as the Committee shall determine in its sole discretion, subject to the provisions of the Plan.

2.2.2.    Each Plan Agreement with respect to an option shall set forth the amount (the “option exercise price”) payable by the grantee to the Company upon exercise of the option evidenced thereby.  The option exercise price per share shall be determined by the Committee in its sole discretion; provided, however, that the option exercise price of an incentive stock option shall be at least 100% of the Fair Market Value of a share of Common Stock on the date the option is granted, and provided further that in no event shall the option exercise price be less than the par value of a share of Common Stock.

2.2.3.    Each Plan Agreement with respect to an option right shall set forth the periods during which the award evidenced thereby shall be exercisable, whether in whole or in part.  Such periods shall be determined by the Committee in its sole discretion; provided, however, that no incentive stock option shall be exercisable more than 10 years after the date of grant.

2.2.4.    The Committee may in its sole discretion include in any Plan Agreement with respect to an option (the “original option”) a provision that an additional option (the “additional option”) shall be granted to any grantee who, pursuant to Section 2.3.5(b), delivers shares of Common Stock in partial or full payment of the exercise price of the original option.  The additional option shall be for a number of shares of Common Stock equal to the number thus delivered, shall have an exercise price equal to the Fair Market Value of a share of Common Stock on the date of exercise of the original option, and shall have an expiration date no later than the expiration date of the original option.  In the event that a Plan Agreement provides for the grant of an additional option, such Agreement shall also provide that the exercise price of the original option be no less than the Fair Market Value of a share of Common Stock on its date of grant, and that any shares that are delivered pursuant to Section 2.3.5(b) in payment of such exercise price shall have been held for at least six months.

2.2.5.    To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which incentive stock options are first exercisable by any employee during any calendar year shall exceed $100,000, or such higher amount as may be permitted from time to time under section 422 of the Code, such options shall be treated as non qualified stock options.

2.2.6.    Notwithstanding the provisions of Sections 2.2.2 and 2.2.3, an incentive stock option may not be granted under the Plan to an individual who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporations (as such ownership may be determined for purposes of section 422(b)(6) of the Code).

2.3.       Exercise of Options

2.3.1.    Subject to the provisions of this Article II, each option granted under the Plan shall be exercisable, as determined by the Committee at the time of grant of the option.

2.3.2.    Unless the applicable Plan Agreement otherwise provides, once an installment becomes exercisable, it shall remain exercisable until expiration, cancellation or termination of the award.

2.3.3.    Unless the applicable Plan Agreement otherwise provides, an option right may be exercised from time to time as to all or part of the shares as to which such award is then exercisable.

2.3.4.    An option shall be exercised by the filing of a written notice with the Company, on such form and in such manner as the Committee shall in its sole discretion prescribe.

2.3.5.    Any written notice of exercise of an option shall be accompanied by payment for the shares being purchased. Such payment shall be made:  (a) by certified or official bank check (or the equivalent thereof acceptable to the Company) for the full option exercise price; or (b) with the consent of the Committee, by delivery of shares of Common Stock acquired at least six months prior to the option exercise date and having a Fair Market Value (determined as of the exercise date) equal to all or part of the option exercise price and a certified or official bank check (or the equivalent thereof acceptable to the Company) for any remaining portion of the full option exercise price; or (c) at the discretion of the Committee and to the extent permitted by law, by such other provision, consistent with the terms of the Plan, as the Committee may from time to time prescribe.

2.3.6.    Promptly after receiving payment of the full option exercise price, the Company shall, subject to the provisions of Section 3.2, deliver to the grantee or to such other person as may then have the right to exercise the award, a certificate or certificates for the shares of Common Stock for which the award has been exercised.  If the method of payment employed upon option exercise so requires, and if applicable law permits, an Optionee may direct the Company to deliver the certificate(s) to the optionees stockbroker.

2.3.7.    No grantee of an option right (or other person having the right to exercise such award) shall have any of the rights of a shareholder of the Company with respect to shares subject to such award until the issuance of at stock certificate to such person for such shares.  Except as otherwise provided in Section 1.5.2, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

2.4.       Termination of Employment: Death

2.4.1.    Except to the extent otherwise provided in Section 2.4.2 or 2.4.3 or in the applicable Plan Agreement, all options not theretofore exercised shall terminate upon termination of the grantee’s employment for any reason (including death).

2.4.2.    If a grantee’s employment terminates for any reason other than death or dismissal for cause, the grantee may exercise any outstanding option or stock appreciation right on the following terms and conditions:  (a) exercise may be made only to the extent that the grantee was entitled to exercise the award on the date of employment termination; and (b) exercise must occur within three months after employment terminates, except that the three-month period shall be increased to one year if the termination is by reason of disability, but in no event after the expiration date of the award as set forth in the Plan Agreement.  In the case of an incentive stock option, the term “disability” for purposes of the preceding sentence shall have the meaning given to it by section 422(c)(7) of the Code.

2.4.3.    If a grantee dies while employed by the Company or any subsidiary, or after employment termination but during the period in which the grantee’s awards are exercisable pursuant to Section 2.4.2, any outstanding option shall be exercisable on the following terms and conditions:  (a) exercise may be made only to the extent that the grantee was entitled to exercise the award on the date of death; and (b) exercise must occur by the earlier of the first anniversary of the grantee’s death or the expiration date of the award.  Any such exercise of an award following a grantee’s death shall be made only by the grantee’s executor or administrator, unless the grantee’s will specifically disposes of such award, in which case such exercise shall be made only by the recipient of such specific disposition.  If a grantee’s personal representative or the recipient of a specific disposition under the grantee’s will shall be entitled to exercise any award pursuant to the preceding sentence, such representative or recipient shall be bound by all the terms and conditions of the Plan and the applicable Plan Agreement which would have applied to the grantee including, without limitation, the provisions of Sections 3.2 and 3.7 hereof.

ARTICLE III

MISCELLANEOUS

3.1.       Amendment of the Plan: Modification of Awards

3.1.1.    The Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, except that no such amendment shall materially impair any rights or materially increase any obligations under any award theretofore made under the Plan without the consent of the grantee (or, upon the grantee’s death, the person having the right to exercise the award).  For purposes of this Section 3.1, any action of the Board or the Committee that alters or affects the tax treatment of any award shall not be considered to materially impair any rights of any grantee.

3.1.2.    Shareholder approval shall be required with respect to any amendment which:  (a) increases the aggregate number of shares which may be issued pursuant to incentive stock options or changes the class of employees eligible to receive such options; or (b) materially increases the benefits under the Plan to persons whose transactions in Common Stock are subject to Section 16(b) of the 1934 Act, materially increases the number of shares which may be issued to such persons, or materially modifies the eligibility requirements affecting such persons.

3.1.3.    The Committee may amend any outstanding Plan Agreement, including, without limitation, by amendment which would (a) accelerate the time or times at which the award becomes unrestricted, or (b) waive or amend any goals, restrictions or conditions set forth in the Agreement, or (c) extend the scheduled expiration date of the award.  However, any such cancellation or amendment that materially impairs the rights or materially increases the obligations of a grantee under an outstanding award shall be made only with the consent of the grantee (or, upon the grantee’s death, the person having the right to exercise the award).

3.2.       Restrictions

3.2.1.    If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of shares, or the taking of any other action thereunder (each such action being hereinafter referred to as a “Plan Action”), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee.

3.2.2.    The term “Consent” as used herein with respect to any Plan Action means (a) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (b) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (c) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies.

3.3.       Nonassignability

No award or right granted to any person under the Plan or under any Plan Agreement shall be assignable or transferable other than by will or by the laws of descent and distribution. All rights granted under the Plan or any Plan Agreement shall be exercisable during the life of the grantee only by the grantee or the grantee’s legal representative.

3.4.       Requirement of Notification of Election Under Section 83(b) of the Code

If any grantee shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in section 83(b)), such grantee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Code Section 83(b).

3.5.       Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code.

Each Plan Agreement with respect to an incentive stock option shall require the grantee to notify the Company of any disposition of shares of Common Stock issued pursuant to the exercise of such option under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

3.6.       Withholding Taxes

Whenever shares of Common Stock are to be delivered pursuant to an award under the Plan, the Company shall be entitled to require as a condition of delivery that the grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy all federal, state and other governmental tax withholding requirements related thereto.  With the approval of the Committee, which it shall have sole discretion to grant, the grantee may satisfy the foregoing condition by electing to have the Company withhold from delivery shares having a value equal to the amount of tax to be withheld.  Such shares shall be valued at their Fair Market Value on the date as of which the amount of tax to be withheld is determined (the “Tax Date”).  Fractional share amounts shall be settled in cash.  Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an award.  To the extent required for such a withholding of stock to qualify for the exemption available under Rule 16b-3, such an election by a grantee whose transactions in Common Stock are subject to Section 16(b) of the 1934 Act shall be: (a) subject to the approval of the Committee in its sole discretion; (a) irrevocable;  (a) made no sooner than six months after the grant of the award with respect to which the election is made; and (d) made at least six months prior to the Tax Date unless such withholding election is in connection with exercise of an option and both the election and the exercise occur prior to the Tax Date in a “window period” of 10 business days beginning on the third day following release of the Company’s quarterly or annual summary statement of sales and earnings.

3.7.       Change in Control

3.7.1.    For purposes of this Section 3.7, a “Change In Control” shall be deemed to have occurred upon the happening of any of the following events:  (a) any “person,” including a “group,” as such terms are defined in Sections 13(d) and 14(d) of the 1934 Act and the rules promulgated thereunder, becomes the beneficial owner, directly or indirectly, whether by purchase or acquisition or agreement to act in concert or otherwise, of 15% or more of the outstanding shares of Common Stock of the Company; (b) a cash tender or exchange offer for 50% or more of the outstanding shares of Common Stock of the Company is commenced; (c) the shareholders of the Company approve an agreement to merge, consolidate, liquidate, or sell all or substantially all of the assets of the Company; or (d) two or more directors are elected to the Board without having previously been nominated and approved by the members of the Board incumbent on the day immediately preceding such election.

3.7.2.    Upon the happening of a Change in Control:

(a)        to the extent permitted by law, the Committee may, in its sole discretion, amend any Plan Agreement in such manner as it deems appropriate.

3.7.3.    Whenever deemed appropriate by the Committee, any action referred to in Section 3.7.2(a) may be made conditional upon the consummation of the applicable Change in Control transaction.

3.8.       Right of Discharge Reserved

Nothing in the Plan or in any Plan Agreement shall confer upon any grantee the right to continue in the employ of the Company or affect any right which the Company may have to terminate such employment.

3.9.       Nature of Payments

3.9.1.    Any and all grants of awards and issuances of shares of Common Stock under the Plan shall be in consideration of services performed for the Company by the grantee.

3.9.2.    All such grants and issuances shall constitute a special incentive payment to the grantee and shall not be taken into account in computing the amount of salary or compensation of the grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the grantee, unless such plan or agreement specifically provides otherwise.

3.10.     Non-Uniform Determinations

The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated).  Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Plan agreements, as to (a) the persons to receive awards under the Plan, (b) the terms and provisions of awards under the Plan, and (c) the treatment of leaves of absence pursuant to Section 1.6.4.

3.11.     Other Payments or Awards

Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.12.     Section Headings

The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of said sections.

3.13.     Effective Date and Term of Plan

3.13.1.  The Plan was adopted by the Board on September 30, 2015, subject to approval by the Company’s shareholders.  All awards under the Plan prior to such shareholder approval are subject in their entirety to such approval.  If such approval is not obtained prior to the first anniversary of the date of adoption of the Plan, the Plan and all awards thereunder shall terminate on that date.

3.13.2.  Unless sooner terminated by the Board, the provisions of the Plan respecting the grant of incentive stock options shall terminate on the tenth anniversary of the adoption of the Plan by the Board, and no incentive stock option awards shall thereafter be made under the Plan.  All such awards made under the Plan prior to its termination shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Plan Agreements.

3.14.     Governing Law

All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws.

REPRO MED SYSTEMS, INC.

AMENDMENT #1 TO 2015 STOCK OPTION PLAN

AMENDMENT #1

The Board of Directors of Repro Med Systems, Inc. adopted the following resolutions on June 29, 2016:

RESOLVED, that Paragraph 1.5.1 of the Repro Med Systems, Inc. 2015 Stock Option Plan be, and hereby is,  amended by deleting “2,000,000” and replacing it with “4,000,000.”

Except as expressly set forth in this Amendment, all other terms and conditions set forth in the 2015 Stock Option Plan shall remain in full force and effect.

REPRO MED SYSTEMS, INC.

AMENDMENT #2 TO 2015 STOCK OPTION PLAN

AMENDMENT #2

The Board of Directors of Repro Med Systems, Inc. adopted the following resolutions on February __, 2019:

RESOLVED, that Paragraph 1.5.1 of the Repro Med Systems, Inc. 2015 Stock Option Plan be, and hereby is, amended by deleting “4,000,000” and replacing it with “6,000,000.”

Except as expressly set forth in this Amendment, all other terms and conditions set forth in the 2015 Stock Option Plan, as amended shall remain in full force and effect.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ▼ ▼▼ EASY

IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

REPRO MED SYSTEMS, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on April 22, 2019.

INTERNET/MOBILE — www.cstproxy.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL — Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

♦ FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED ♦

PROXY	Please mark your votes like this	X

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS

INDICATED, WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 5 AND FOR ONE YEAR ON PROPOSAL 4, AND

IN THE PROXIES’ DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING. THIS PROXY

IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 5 AND

FOR ONE YEAR ON PROPOSAL 4.

1. Election of Directors	FOR all	WITHHOLD AUTHORITY			3.	Ratification of the appointment		FOR	AGAINST	ABSTAIN
(1) Daniel S. Goldberger	Nominees	to vote (except as marked to				of independent registered public
(2) Arthur J. Radin	listed to the	the contrary for all nominees				accountants for the 2019 fiscal year.
(3) David W. Anderson	left	listed to the left)
(4) Joseph M. Manko, Jr.					4.	Approval, on an advisory basis,	1 Year	2 Years	3 Years	ABSTAIN
(5) Robert T. Allen						of the frequency of future votes
(6) James M. Beck						on executive compensation.
(7) Kathy S. Frommer
					5.	Approval to increase the maximum		FOR	AGAINST	ABSTAIN
(Instruction: To withhold authority to vote for any individual nominee,						number of shares that may be awarded
strike a line through that nominee’s name in the list above)						under the 2015 Stock Option Plan.

2.	Approval, on an advisory basis, of the	FOR	AGAINST	ABSTAIN	6.	Transaction of any other business that
compensation of the Company’s						may properly come before meeting.
executive officers.

CONTROL NUMBER

Signature	Signature, if held jointly	Date	, 2019.

Note: Please sign exactly as your name appears above. When shares are held by joint tenants, each should sign. When signing as attorney, executor, administrator,  trustee, guardian, corporate officer, or partner, please give full title as such.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Shareholders to be held April 23, 2019

The proxy statement and our 2018 Annual Report on Form 10-K

are available at http://www.cstproxy.com/rmsmedpro/2019

Under California Law, if you decide to vote on the internet for this meeting, you will be deemed present in person or by proxy at the meeting, be deemed to have voted at the meeting, and to have consented to vote your shares in accordance with California Corporations Code Sections 20, 21, 600 and 601.

You may revoke your vote and vote again by logging on as provided in the notice originally sent to you by mail.

♦ FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED ♦

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

REPRO MED SYSTEMS, INC.

The undersigned appoints Daniel S. Goldberger and Karen Fisher, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Repro Med Systems, Inc. held of record by the undersigned at the close of business on March 5, 2019 at the Annual Meeting of Shareholders of Repro Med Systems, Inc. to be held on April 23, 2019, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE SEVEN NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSALS 2, 3, AND 5 AND FOR ONE YEAR ON PROPOSAL 4, AND IN ACCORDANCE WITH THE JUDGMENT OF PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the other side)